Exhibit 99.1

Ocuphire Pharma Strengthens Leadership Team with Key Appointments

Ash Jayagopal, Ph.D., M.B.A. Appointed Chief Scientific and Development Officer

Nirav Jhaveri, C.F.A, M.B.A. Appointed as Chief Financial Officer

FARMINGTON HILLS, Mich., February 14, 2024 (GLOBE NEWSWIRE) – Ocuphire Pharma, Inc. (Nasdaq: OCUP) (“Ocuphire”), a clinical-stage ophthalmic biopharmaceutical company focused on developing and commercializing small-molecule therapies for the treatment of retinal and refractive eye disorders, today announced the appointments of Ash Jayagopal, Ph.D., M.B.A. as Chief Scientific and Development Officer, and Nirav Jhaveri, C.F.A., M.B.A. as Chief Financial Officer, effective today.

George Magrath, M.D. M.B.A, M.S. CEO commented, “As the biology of Ref-1 continues to exhibit potential as a therapeutic target in patients with diabetic retinopathy, and potentially other indications, Ash and Nirav are critical to our ability to continue progressing APX3330 and its analog compounds in our portfolio, beginning with our phase 3 program in diabetic retinopathy. The team is now set and focused on executing our phase 3 program to turn our science into a reality for patients suffering from diabetic retinopathy, the leading cause of blindness in America. I'm excited to work alongside such a talented team and together to take on significant unmet medical needs with compelling science.”

Dr. Jayagopal added, “I am excited to join the talented Ocuphire team that has a successful track record in drug development and execution. This is an exciting juncture at Ocuphire as the company continues to strengthen the retina pipeline by advancing APX3330 through clinical development for treating diabetic retinopathy.

Mr. Jhaveri added, "I am thrilled to be joining a company that has the potential to be a leader in ophthalmology drug development. Ocuphire has demonstrated a commitment to addressing an unmet need in ophthalmic disease, and I am eager to contribute to its success by helping the company advance to the next stage of growth.”

Ash Jayagopal, Ph.D., M.B.A, is a bioengineer by training with over 15 years of experience leading multidisciplinary research teams focused on therapeutic research and development, drug delivery platforms, and biomarkers for retinal diseases in industry and academia. Prior to joining Ocuphire, he served as the Chief Scientific Officer of Opus Genetics. In this role he had scientific and clinical leadership responsibility for Opus’ retinal gene therapy portfolio, including management of discovery, manufacturing, nonclinical development, and clinical development functions. Prior to Opus, he was Executive Director of Discovery Medicine at Kodiak Sciences where he supervised early-stage portfolio development, and the Head of Molecular Pharmacology and Biomarkers in Ophthalmology at Roche. His accomplishments at Roche included leadership of teams conducting discovery and IND-enabling studies for over 16 programs, including the FDA-approved therapeutic for retinal vascular disease, Vabysmo® (trademark of Genentech, Inc.), the first bispecific antibody in ophthalmology. Prior to his career in industry, he was an Assistant Professor and NIH-funded Principal Investigator at the Vanderbilt Eye Institute, Vanderbilt University Medical Center. Ash holds a Ph.D. in Biomedical Engineering from Vanderbilt University and an M.B.A. from the Kelley School of Business at Indiana University. An author on over 40 peer-reviewed publications, he has been awarded the Roche Key Contributor Award, Dolly Green Special Scholar Award from Research to Prevent Blindness, and a Junior Faculty Award from the American Diabetes Association. He is a Fellow of the Association for Research in Vision and Ophthalmology (ARVO), a Fellow and President of the Association for Ocular Pharmacology and Therapeutics (AOPT).  He serves on the Innovation Advisory Council for Foundation Fighting Blindness and the Editorial Board of Journal of Ocular Pharmacology and Therapeutics.

Nirav Jhaveri, C.F.A., M.B.A., is an accomplished finance and business professional who brings over 20 years of valuation, business development and capital markets experience focused in the biopharma industry. Before joining Ocuphire, he served as Chief Financial Officer of Insilico Medicine, an artificial intelligence biotech company, where he led pre-IPO financings and IPO preparations and successfully raised over $410 million. Prior to that, he was the Chief Financial Officer of Journey Medical Corporation, a commercial-stage biopharmaceutical company, where he was responsible for business development, corporate strategy and capital raising. Prior to Journey Medical, Mr. Jhaveri served as Vice President, Business Development, at Fortress Biotech where he evaluated multiple therapeutic areas, including ophthalmology. Earlier in his career, he held multiple financial markets roles, including in equity research at Citigroup and investment banking at Bank of America. He earned his B.A. in Chemistry and Economics from the University of Pennsylvania, and M.B.A. from New York University's Stern School of Business and is a Chartered Financial Analyst.

About Ocuphire Pharma

Ocuphire is a clinical-stage ophthalmic biopharmaceutical company focused on developing and commercializing small-molecule therapies for the treatment of retinal and refractive eye disorders.

Ocuphire’s lead retinal product candidate, APX3330, is a first-in-class small-molecule inhibitor of Ref-1 (reduction oxidation effector factor-1 protein). Ref-1 is a regulator of the transcription factors HIF-1a and NF-kB. Inhibiting REF-1 reduces levels of vascular endothelial growth factor (“VEGF”) and inflammatory cytokines which are known to play key roles in ocular angiogenesis and inflammation. Through inhibition of Ref-1, APX3330 normalizes the levels of VEGF to physiologic levels, unlike biologics that deplete VEGF below the levels required for normal function. APX3330 is an oral tablet to be administered twice per day for the treatment of diabetic retinopathy (“DR”). A Phase 2 study in subjects with DR and an End-of-Phase 2 meeting have recently been completed, and a Special Protocol Assessment (“SPA”) is planned to be submitted to the FDA.

DR affects approximately 10 million people with diabetes and is projected to impact over 14 million Americans by 2050. DR is classified as Non-Proliferative Diabetic Retinopathy (“NPDR”), the early stage of the disease in which symptoms may be mild or non-existent or Proliferative Diabetic Retinopathy (“PDR”) which is the more advanced stage of diabetic eye disease that can be highly symptomatic with loss of vision. Approximately 80% of DR patients have NPDR that will progress to PDR if left untreated. Despite the risk for visual loss associated with this disease, over 90% of NPDR patients currently receive no course of treatment apart from observation by their eye care specialist until they develop sight-threatening complications. This is due to the treatment burden of the frequent eye injections required with currently approved therapies for this disease. APX3330 as an oral tablet has the potential to be an early, non-invasive treatment for the 8 million NPDR patients in the U.S. Treatment with APX3330 is expected to delay or prevent progression of NPDR, thereby reducing the need for expensive intravitreal injections with anti-VEGF therapies and reducing the likelihood of vision loss due to DR.

Ocuphire has also in-licensed APX2009 and APX2014, which are second-generation analogs of APX3330. The unique mechanism of action of these Ref-1 inhibitors that reduces both angiogenesis and inflammation could potentially be beneficial in treating other retinal diseases such as age-related macular degeneration and geographic atrophy. Ocuphire is currently evaluating local delivery routes in addition to the systemic (oral) route as part of its pipeline expansion in retinal therapies.

Ocuphire also has a partnership with Viatris, Inc. to develop and commercialize phentolamine ophthalmic solution 0.75%. Phentolamine is a non-selective alpha-1 and alpha-2 adrenergic antagonist designed to reduce pupil size by uniquely blocking the alpha-1 receptors found on the iris dilator muscle without affecting the ciliary muscle. In September 2023, the FDA approved RYZUMVI™ (phentolamine ophthalmic solution 0.75%) to treat pharmacologically induced mydriasis produced by adrenergic agonists (e.g., phenylephrine) or parasympatholytic agents (e.g., tropicamide). Phentolamine ophthalmic solution 0.75% is also in Phase 3 clinical development for the treatment of presbyopia and for the treatment of decreased visual acuity in dim light conditions.

For more information, visit www.ocuphire.com.

Forward Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements concerning the Phase 3 development of our product candidates, FDA agreement on Special Protocol Assessment, the potential for APX3330 to be the first non-invasive, early treatment to delay or prevent progression to vision-threatening complications, plans to advance APX3330 into registrational trials in diabetic retinopathy, as well as the commercialization of RYZUMVI™. These forward-looking statements are based upon Ocuphire’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, including, without limitation: (i) the success and timing of regulatory submissions and pre-clinical and clinical trials, including enrollment and data readouts; (ii) regulatory requirements or developments; (iii) changes to clinical trial designs and regulatory pathways; (iv) changes in capital resource requirements; (v) risks related to the inability of Ocuphire to obtain sufficient additional capital to continue to advance its product candidates and its preclinical programs; (vi) legislative, regulatory, political and economic developments, (vii) changes in market opportunities, (viii) risks that the phentolamine ophthalmic solution partnership may not facilitate the commercialization or market acceptance of Ocuphire’s product candidates; (ix) the success and timing of commercialization of any of Ocuphire’s product candidates and (xi) the maintenance of Ocuphire’s intellectual property rights. The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction with statements that are included herein and elsewhere, including the risk factors detailed in Ocuphire’s latest Annual Report on Form 10-K as well as other documents that have been and may be filed by Ocuphire from time to time with the SEC. All forward-looking statements contained in this press release speak only as of the date on which they were made. Ocuphire undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

Contacts

Corporate	Investor Relations
George Magrath, M.D., M.B.A., M.S. CEO ir@ocuphire.com	Corey Davis, Ph.D. LifeSci Advisors cdavis@lifesciadvisors.com